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                                                              Exhibit 10.1


                             EMPLOYMENT AGREEMENT
                             --------------------


         Agreement, dated as of August 1, 1997, by and between DISCAS, INC., a Delaware corporation with offices at 567-1 South Leonard Street, Waterbury, CT 06708, and Patrick A. DePaolo, Sr., an individual residing at 300 Argyle Road, Cheshire, CT 06410,(hereinafter referred to as the "Employee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, the Company and the Employee mutually desire to enter into an Employment Agreement with respect to the Employee's employment by the Company;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

     1.           Term and Position.
                  -----------------

         The Company agrees to employ the Employee as its President and Chief Executive Officer for the period (the "Employment Period") commencing on the date hereof and terminating July 31, 2002. The Employee accepts such employment, agrees to perform the functions and duties incident to such position, and further agrees to perform such other services consistent with his position as shall from time to time be assigned to him by, or pursuant to authorization of, the Board of Directors of the Company and agrees to devote substantially all of his business time, skill and attention to such services. All future employment of members of Employee's family who are hired by Employee in his capacity as Chief Executive Officer shall be subject to the prior approval of the Board of Directors.

         2.       Directorship.
                  ------------

          The Company agrees that the Employee shall be named by its Board of Directors as one of the nominees to its Board of Directors at each meeting of the stockholders of the Company during the Employment Period at which directors are to be elected. The Employee shall act as a director of the Company and/or any of its subsidiaries or affiliates without any additional compensation except as otherwise provided by the Board of Directors of the Company or such subsidiary or affiliate.


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         3.  Compensation and Benefits.
             -------------------------

                  a. The Company shall pay to the Employee, and the Employee shall accept from the Company, for the Employee's services hereunder during the Employment Period, (i) base compensation at the rate of $175,000 per annum for each of the first, second and third years, base compensation at the rate of $227,500 per annum for the fourth year and base compensation at the rate of $250,000 per annum for the fifth year, payable in accordance with the customary payroll policy of the Company and subject to such payroll deductions as required by law, and in addition to the items set forth below; and (ii) such cash bonus each year as shall be determined by the Board of Directors of the Company or any appropriate committee thereof. The sum of base compensation and cash bonus provided for herein and paid to Employee shall not exceed $175,000 per annum during the first three years of the Employment Period, except for bonuses determined by the Board of Directors or any appropriate committee thereof, which are based upon the Company's achievement of specific mutually agreed upon targets for revenues, net income and/or common stock share price for each fiscal year, set at the beginning of each fiscal year. The Board of Directors may also provide for the grant of stock options under the Company's stock option plan and for deferred compensation arrangements in the Board's sole discretion. Employee shall not participate in any Board decisions which concern his compensation.

           b. The Company agrees to reimburse the Employee for all reasonable business expenses incurred by him during the Employment Period in connection with the performance of his services hereunder, including expenses incurred in connection with activities associated with promoting the business of the Company that are authorized from time to time by the Board of Directors, upon presentation by Employee of an accounting of such expenses in such detail as may be required by then-applicable tax laws.

           c. The Employee shall participate at the Company's expense on the same basis, subject to the same qualifications, as other senior executives of the Company in any pension, savings, life insurance, health insurance, hospitalization, long-term disability, and other fringe benefit plans and vacation policies (the "Fringe Benefits") in effect from time to time with respect to senior executives of the Company. The Company agrees that each of the Fringe Benefits in effect on the date hereof or at any time during the Employment Period shall not be terminated or modified in any manner which reduces the benefits of the Employee without the written consent of the Employee. In addition, the Company agrees to provide the Employee with a car allowance of up to $700 monthly, and to the extent that it obtains key man life insurance on the life of Employee, to use its best efforts to provide that such

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policy be assignable to Employee upon termination of this Agreement.

    4.            Termination.
                  -----------

                  a. For Cause.
                     ---------

                  This Agreement may be terminated immediately by the Company for cause, which shall constitute and be limited to the occurrence of any of the following events: (i) the death of Employee; (ii) Employee's loss of legal capacity for any reason; (iii) willful breach of this Agreement or his duties hereunder by Employee; (iv) any act committed by the Employee against the Company, its subsidiaries or divisions constituting (A) fraud, (B) misappropriation of corporate opportunity, (C) self-dealing without the express prior approval of the Board of Directors of the Company, (D) embezzlement of funds, or (E) felony conviction for conduct involving moral turpitude or other criminal conduct materially and adversely affecting the operations of the Company, its subsidiaries or divisions; (v) the breach or default by Employee in the performance of any material covenant on the part of the Employee to be performed under this Agreement, which breach or default shall continue for a period of fourteen (14) days after receipt of written notice from the Company; (vi) chronic alcoholism or any other form of drug addiction which impairs the Employee's ability to perform his duties hereunder; or (vii) disability of Employee, which prevents Employee from performing any material amount of his duties hereunder, and such disability is expected, in the opinion of a physician engaged by the Company for such purpose, to continue in excess of 120 days. In the event of disability, Employee shall be entitled to cause his own physician to make an examination of Employee, and if such personal physician disagrees with the opinion of the Company's doctor, then the two doctors shall together appoint a third physician to examine Employee, and the determination of such third physician shall be final. The fees of such third physician shall be paid by the Company.

                  b. Without Cause.
                     -------------
                  This Agreement may be terminated by the Company at any time without cause, subject to the payments set forth in subsection 4.c below. In the event that this Agreement is terminated by the Company at any time following a change in control of the Company (as defined in Section 203 of the Delaware General Corporation Law), it shall be rebuttably presumed that termination has been without cause.


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                  c. Compensation Upon Termination.
                     -----------------------------

                  In the event that Employee is terminated with cause, as set forth in Section 4.a above, then the obligation of the Company to compensate Employee shall cease with the payment of all amounts accrued (including reimbursement of expenses properly incurred by Employee prior to termination) as of such date. In the event that Employee is terminated without cause, as set forth in Section 4.b above, then the Company shall be obligated to pay Employee his regular salary and benefits (but not including any discretionary bonuses in the event termination occurs prior to the seventh month of any contract year) through the normal term of this Agreement, without setoff for new employment by Employee.

    5.            Breach, Notice.
                  --------------

         The Company and the Employee agree that neither party shall have the right to terminate this Employment Agreement by reason of any breach by the other party of the provisions hereof unless written notice specifying such breach shall have been given to the other party and unless the other party shall continue such breach for at least fourteen days after the receipt of such notice.

    6.            Non-Competition.
                  ---------------

                  a. During the period of Employee's actual employment by the Company, (such period hereinafter the "Non-Competition Period"), Employee agrees that he will not, anywhere in the United States, directly or indirectly enter into or participate (whether as owner, partner, shareholder, officer, director, salesman, consultant, employee or otherwise) in any business which designs, develops, manufactures, markets, distributes and/or otherwise sells any Products (as defined below) or which is otherwise in competition with any substantial business conducted by the Company during any period in which the Employee is employed by the Company, without first having obtained the consent of the Company, in writing; provided, that the Employee may own up to five (5%) percent of the outstanding equity securities of any entity that is subject to the public reporting requirements of the Securities Exchange Act of 1934 and provided further, that Employee's existing membership interest in J-Von Group, L.L.C. shall not be deemed a breach of this Agreement. As used herein, the term "Products" means any and all goods and/or products of the type at any time sold by the Company, including but not limited to a broad range of plastic and rubber compounds and goods manufactured therefrom using a variety of recycled and prime materials, and any functionally similar goods and/or products. The Non-Competition Period shall continue until July 31, 2002 in the event that Employee voluntarily leaves the employment of the Company for any reason. If the Employee is terminated without cause, as set forth in
Section 4(b),

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the Non-Competition Period shall end on the date of such termination, except that the Company shall have the right, but not the obligation, to extend the Non-Competition Period for twelve months from such date of termination by paying to Employee his base salary pursuant to this Agreement for such prospective twelve month period in advance. Such payment shall be in addition to the payments due Employee under Section 4(c). If the Employee is terminated with cause, as set forth in Section 4(a), the Non- Competition Period shall end on the date of such termination, except that the Company shall have the right, but not the obligation, to extend the Non-Competition Period for twelve months from such date of termination by paying to Employee his base salary pursuant to this Agreement for such prospective twelve month period in advance. If Employee discontinues his employment as a result of a change in control of the Company subsequent to the date of this Agreement (as contemplated by Section 203 of the Delaware General Corporation Law), then the Non-Competition Period shall expire at the time od such discontinuance of employment.

                  b. During the Non-Competition Period, the Employee shall not, without the prior written consent of the Company, directly or indirectly
(i) solicit, request, cause or induce any person who is at the time, or three months prior thereto had been, an employee of or a consultant to the Company, to leave the employ of or terminate his relationship with the Company, (ii) employ, hire, engage or be associated with, or endeavor to entice away from the Company, any such person or (iii) induce any customers of the Company to discontinue doing business with the Company.


         7.       Non-Disclosure of Confidential Information.
                  ------------------------------------------

                  a. The Employee acknowledges that it is the policy of the Company to maintain as secret and confidential all valuable and unique information heretofore or hereafter acquired, developed or used by the Company relating to the business, operations employees and customers of the Company, which information gives the Company a competitive advantage in its industry, and which information includes technical knowledge, know-how or trade secrets and information concerning the operations, sales, personnel, suppliers, customers, costs, profits, markets, pricing policies, "Confidential Material" (as hereinafter defined), and the results of any investigations or experiments of the Company (as such information is hereinafter referred to as "Confidential Information"). The Employee recognizes that the services to be performed by the Employee are special and unique, and that by reason of his duties he will acquire Confidential Information. The Employee recognizes that all such Confidential Information is the sole and exclusive property of the Company. In consideration of the Company's entering into this Agreement, the Employee agrees that:


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                           i.   he shall never for so long as such information
is valuable and unique (but in no case for longer than five years following the termination of Employee's employment by the Company), directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information obtained during his employment by the Company without the prior written consent of the Company's Board of Directors, it being understood that this subparagraph shall survive the term of this Agreement;

                           ii.      the parties hereto agree that the Employee,
during the course of his employment, may be directed to perform services for the benefit of a customer of the Company, such customer shall be deemed a third party beneficiary of the provisions of this Agreement and, in addition to the proscriptions contained in subparagraph (i) above, shall not disclose any "confidential information" which relates to the customer (defined with respect to such customer in the same manner as for the Company) to any person, firm or enterprise without the prior written consent of the Company and such customer;

                           iii.  during the term of his employment by the
Company, he shall exercise all due and diligent precautions to protect the integrity of the Company's customer lists, mailing lists and sources thereof, statistical data and compilations, Agreements, contracts, manuals or other documents and any and all other materials embodying any Confidential Information (the "Confidential Materials") and, upon termination of his employment hereunder, or at such earlier time as the Company may so request, he shall immediately return to the Company all such Confidential Materials (and copies thereof) then in his possession or control;

                           iv. the Employee agrees that he will at all times
comply with all security regulations (a) in effect from time to time at the Company's or its customers' premises and (b) in effect for materials belonging to the Company or its customers; and

                           v.  the Employee agrees that the provisions of this
subsection (a) are reasonably necessary to protect the proprietary rights of the Company in the Confidential Information and its trade secrets, goodwill and reputation.

                  b. The Employee acknowledges that any breach of the provisions of this Section 7 can cause irreparable harm to the Company for which the Company would have no adequate remedy at law. In the event of a breach or threatened breach by the Employee of any of such provisions, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, the Company may immediately seek any judicial action deemed necessary, including, without limitation, temporary and preliminary injunctive relief.


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         8.       Arbitration.
                  -----------

                  Any controversy or claim arising out of or in connection with this Employment Agreement or any breach of this Employment Agreement or any default under this Employment Agreement shall be settled by arbitration in the State of Connecticut in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

         9.  Successors and Assigns.
             ----------------------

                  This Employment Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, administrators, executors, successors and assigns; provided, however, that this Employment Agreement may not be assigned by either party hereto.

         10. Governing Law.
             -------------

          This Employment Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut.


         11.      Notice.
                  ------

         Any notice required hereunder shall be delivered by hand, sent by telecopy, or sent by registered or certified mail, addressed to the other party hereto at its address set forth above or at such other address as notice thereof shall have been given in accordance with the provisions of this
Section 11. Any such notice shall become effective (a) when mailed, three days after having been deposited in the mails, postage prepaid, and (b) in the case of delivery by hand or telecopy, upon delivery.

         12.      Agreement; Amendment.
                  --------------------

         This Agreement supersedes any prior Agreements or understandings, oral or written, between the parties hereto and represents their entire understanding and Agreement with respect to the subject matter hereof, and this Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement which is signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.


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         13.      Severability.
                  ------------

         In the event of the invalidity or unenforceability of any one or more provisions of this Agreement, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall be deemed to remain in full force and effect. The Employee specifically acknowledges and agrees that the provisions of Sections 6 and 7 hereof are reasonable and valid in all respects. If any tribunal having jurisdiction determines that any of the provisions of either Section 6 or Section 7 or any part or parts thereof, is invalid or unenforceable because of the duration or scope of such provision, such tribunal shall have the power to reduce the duration or scope of such provision, and in its reduced form, such provision shall then be enforceable.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Employment Agreement the day and year first above written.

                                          DISCAS, INC.

                                          By:________________________
                                             Ron Pettirossi, Chief
                                             Financial Officer and
                                             Secretary

                                          EMPLOYEE:


                                          ---------------------------
                                          Patrick A. DePaolo, Sr.

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